UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Reporting of 10b5-1 Plans

Commencing with the filing of this Current Report on Form 8-K, Big Lots, Inc. (“we,” “us,” “our” or the “Company”) intends to report the establishment by either our Chief Executive Officer or Chief Financial Officer of any trading plan intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), as well as any modification or termination of any such publicly announced plan. We presently do not intend to report the establishment, modification or termination of any 10b5-1 plan by any of our other executive officers or any of our board members, except to the extent required by law.

Entry into 10b5-1 Plans by our CEO and CFO

On March 31, 2014, David J. Campisi, our President and Chief Executive Officer, established a 10b5-1 Plan directing us to withhold shares of Company common stock from him in order to satisfy tax obligations arising in connection with the vesting, from time to time, of shares subject to a performance-based equity award. The 10b5-1 Plan is scheduled to terminate no later than May 15, 2020. In accordance with the plan, we withheld 4,202 common shares in connection with the vesting of a portion of the award on June 27, 2014 and 4,690 common shares in connection with the vesting of a portion of the award on September 8, 2014.

On September 10, 2014, Timothy A. Johnson, our Executive Vice President and Chief Financial Officer, established a 10b5-1 Plan providing for a third-party broker to: (1) sell 9,500 shares of Company common stock awarded to Mr. Johnson under a retention award granted on April 1, 2013 when such shares vest on October 2, 2014 and (2) exercise certain employee stock options held by Mr. Johnson and sell the shares of Company common stock acquired upon exercise. The options subject to Mr. Johnson’s Rule 10b5-1 Plan would otherwise expire on March 7, 2015 and cover 7,500 shares of Company common stock. Exercises of employee stock options and related sales of shares under the plan are scheduled to begin on December 9, 2014, and the plan is scheduled to terminate no later than December 31, 2014. Mr. Johnson established his 10b5-1 Plan in order to diversify his investment portfolio and for tax planning purposes.

Each of the above-described 10b5-1 Plans was adopted during an authorized trading period and when the officer adopting the plan was not in possession of material non-public information. Transactions under these 10b5-1 Plans will be reported through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The information disclosed in this Item 7.01 is being furnished, not filed. By furnishing the information in this Item 7.01, the Company is making no admission as to the materiality of such information.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 10, 2014	By:	/s/ Ronald D. Parisotto
Ronald D. Parisotto
Senior Vice President, General Counsel
and Corporate Secretary